Exhibit 23.2

October 21, 2014

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in Amendment No. 1 to the registration statement on Forms F-10 and F-4 of Yamana Gold Inc. (the Amended Registration Statement) of our report dated March 18, 2014 relating to the consolidated financial statements of Osisko Mining Corporation, which appears as an exhibit in such Amended Registration Statement. We also hereby consent to the incorporation by reference in the Amended Registration Statement of our report dated March 18, 2014 relating to the consolidated financial statements of Osisko Mining Corporation, which is incorporated by reference in Yamana Gold Inc.’s Business Acquisition Report dated June 24, 2014 as filed on the System for Electronic Document Analysis and Retrieval (“SEDAR”). We also consent to the reference to us under the heading “Experts” in such Amended Registration Statement.

/s/PricewaterhouseCoopers LLP(1)

(1)         CPA auditor, CA, public accountancy permit No. A123475

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2800, Montréal, Quebec, Canada H3B 2G4

T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.